Exhibit 99.(j)(3)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 72 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about February 29, 2024.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
February 29, 2024